                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                Date of Report (Date of Earliest Event Reported)


                    SEPTEMBER 14, 1995 (SEPTEMBER 11, 1995)



                               AST RESEARCH, INC.
             (Exact name of registrant as specified in its charter)



                                    DELAWARE
                 (State or other jurisdiction of incorporation)



                 0-13941                                  95-3525565
         (Commission File Number)             (IRS Employer Identification No.)


            16215 ALTON PARKWAY
            IRVINE, CALIFORNIA                               92718
(Address of principal executive offices)                  (Zip Code)

               Registrant's telephone number, including area code
                                 (714) 727-4141



                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)
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ITEM 5.  OTHER EVENTS
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On September 11, 1995, the Company announced the resignation of three senior executive officers, Jim Schraith as president, chief operating officer and a board member; Jim Wittry, senior vice president, Americas, and Scott Smith, vice president and general manager, desktop products. Gerald T. Devlin has rejoined the Company as senior vice president, Americas, and a corporate officer. The Company also announced that it anticipates lower year-over-year performance for the first quarter of fiscal year 1996 and the Company anticipates posting a net loss significantly higher than the $40 million loss recorded during the prior year period. A copy of the press release is attached to this report, and is incorporated herein by this reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
------------------------------------------

Exhibit
Number    Description
------    -----------

99 Press release issued by the Registrant on September 11, 1995, announcing resignation of senior officers; operations reorganization; lower Q1 performance.



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     AST Research, Inc.
                                            ----------------------------------
                                                        (Registrant)



                                            By /s/ BRUCE C. EDWARDS
                                               -------------------------------
                                               Bruce C. Edwards
                                               Executive Vice President
                                                and Chief Financial Officer



Date:  September 14, 1995
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